STOCK PLEDGE AGREEMENT

     THIS AGREEMENT, made this _____ day of January, 1997, by and between the following parties:

          I. EA Industries, Inc. ("Pledgor"), 185 Monmouth Parkway, West Long Branch, NJ 07764.

          II. Ace Foundation, Inc. ("Pledgee"), 1650 49th Street, Brooklyn, NY 11204.

                              W I T N E S S E T H:

     Pledgor has borrowed from Pledgee, and has agreed to repay, the sum of $1 million, plus interest thereon, in accordance with the terms of a Note (the "Note") attached hereto as Exhibit "A" (all of which liabilities and obligations of Pledgor are herein collectively called the "Obligations").

     NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Pledge. To secure the payment and performance, when due, of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants Pledgee a security interest in the following stock, which stock is currently evidenced by certificates as follows:

   Name of Issuer
(each a "Corporation")              No. of Shares             Certificate No.
----------------------              -------------             ---------------

   Aydin Corporation                    3,750                     S 24015

   Aydin Corporation                  593,177                     S 24019


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(which shares of stock of Corporation are referred to as the "Pledged Shares"
and which certificates are referred to as the "Certificates"), together with all rights of Pledgor in and to any dividends or other distributions made on or with respect to the Pledged Shares, or in exchange therefore, whether as dividends in cash or property, stock dividends, stock splits, as a result of any recapitalization, reorganization, merger, exchange of shares, or otherwise (collectively, the "Pledged Fund"). After Closing, Pledgor shall request transfer of 298,463 of the Pledged Shares into Pledgor's name as a separate certificate. Pledgee agrees to release such shares to Pledgor and shall retain only the remaining shares as Pledged Shares.

     2. Delivery of Pledged Shares. Pledgor has delivered, and by these presents does hereby deliver to Pledgee all of the Certificates, together with stock powers for each Certificate duly executed in blank for transfer by the registered owner of the Pledged Shares evidenced by each Certificate. Pledgee shall retain such Certificates and stock powers in its possession in pledge subject to the terms of this Agreement. Pledgee shall have the right to have the Pledged Shares reissued in the name of Pledgee.

     3. Additional Obligations. In addition to the Obligations, as defined in the recitals hereto, the security interests and pledges created hereby shall secure reimbursement of Pledgee for all reasonable costs and expenses incurred in collection of all amounts due to Pledgee.

     4. Representations. The Pledgor warrants and represents that it owns the Pledged Shares, that with the exception of restrictions under the Securities Act of 1933, as amended, and rules and regulations thereunder, there are no restrictions upon the transfer of the Pledged Shares, and that the Pledgor has the right to transfer the Pledged Shares to Pledgee free of any liens, encumbrances or restrictions and without obtaining the consent of any person, corporation, or other legal entity.

     5. Capital Structure. In the event that during the term of this Agreement any stock dividend, reclassification,


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readjustment, or other change is declared or made in the capital structure of the Corporation, Pledgor shall, immediately after receipt thereof, deliver to Pledgee, all new, substituted or additional shares, or other securities of any kind, issued by reason of any such change, to be held by Pledgee under the terms of this Agreement and in the same manner as the Pledged Shares originally pledged hereunder.

     6. Pledgor's Covenants. Until the termination of this Agreement and the pledge created hereby, and subject to the provisions of paragraph 11 hereof:
Pledgor shall not, and shall not permit, without the prior written consent of Pledgee, the sale, transfer, pledge, hypothecation or other encumbrance or the execution of an agreement contemplating any of the foregoing for all or any part of the Pledged Shares.

     7. Further Assurances. Pledgor will, upon Pledgee's request, and in confirmation of the security interest hereby created, execute and deliver to Pledgee such further deeds, transfers, assurances, financing and continuation statements, and agreements, and take such other action, as Pledgee may reasonably request.

     8. Defaults. There shall be an "Event of Default" for purposes of this Agreement if Pledgor shall fail to pay when due any amount due under the Note or any other portion of the Obligations or there shall have occurred an Event of Default under the Note.

     9. Remedies. In the event that Pledgee claims that an Event of Default shall have occurred, Pledgee shall so notify Pledgor which notice shall be in writing and specify the basis upon which Pledgee claims that an Event of Default shall have occurred. Thereafter, the Pledgee shall be entitled to exercise all of the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in New York and all other applicable laws.

          If, in the enforcement of the foregoing rights and remedies, Pledgee shall propose to dispose of all or any portion of the Pledged Shares, Pledgor agrees that ten (10) calendar days prior written notice, sent to Pledgor shall be adequate and reasonable notice.


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          Pledgor acknowledges and agrees that Pledgee may be unable to effect a public sale of the Pledged Shares, or any part thereof, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or state securities laws and that private sales made at prices and other terms less favorable than those which might be obtainable at public sales shall not for that reason be deemed to have not been made in a commercially reasonable manner and that Pledgee has no obligation to delay any such private sale to permit the registration of any of the Pledged Shares under said Act or other laws.

     10. Rights of Pledgor in Pledged Shares. For so long as there is no Event of Default, Pledgor shall retain and may exercise all rights of or incident to the ownership of the Pledged Shares, including voting rights, which are not inconsistent with the terms of this Agreement. Until an Event of Default shall have occurred, Pledgor shall retain the rights to receive cash dividends and have the right to vote or consent with respect to the Pledged Shares in a manner consistent with the covenants of Pledgor herein, and Pledgee, upon written request, will execute one or more proxies in favor of Pledgor to enable it to so vote or consent.

     11. Termination. This Agreement and the security interest and pledge created hereby shall terminate on the payment and performance in full by Pledgor of all the Obligations. Upon termination, Pledgee shall deliver to Pledgor all the Certificates, with all stock powers therefor, and the balance of the Pledged Fund.

          Pledgor shall have the right to sell any or all of the Pledged Shares and Pledgee agrees to deliver certificates to the purchaser of such shares promptly after prepayment of the Note in an amount equal to $5.00 for each of the Pledged Shares which have been sold. In addition, Pledgor shall have the right to grant a right of first refusal to Aydin Corporation to repurchase the Pledged Shares if the shares are to be sold in a private transaction and the pledge of the Pledged Shares hereunder shall be subject to such rights.


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     12. Waivers. Pledgee shall at all times have the right to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom to the contrary. The failure of Pledgee at any time to enforce its rights hereunder shall not be construed as having created a custom contrary to the provisions of this Agreement, as having modified in any manner the terms hereof, or as preventing Pledgee from thereafter enforcing strict compliance. All rights and remedies of Pledgee are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     13. Miscellaneous.

          (a) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Pledgor     :              Copy to:  Richard P. Jaffe, Esquire
         185 Monmouth Parkway                       Mesirov Gelman Jaffe
         West Long Branch, NJ 07764                   Cramer & Jamieson
         ATTN:  President                           1735 Market Street
                                                    Philadelphia, PA 19103

         If to Pledgee     :              Copy to:  David Selengut, Esquire
         Ace Foundation, Inc.                       Singer, Zamansky
         1650 49th Street                           40 Exchange Place
         Brooklyn, NY 11204                         New York, NY 10005

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be


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delivered by giving the other parties hereto notice in the manner herein set forth.

          (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be changed, nor any rights or remedies waived, except in writing, signed by the party sought to be bound by such change or waiver.

          (c) Headings. The headings of sections and paragraphs of this Agreement are for convenience of reference only, and in case of any conflict the text of this Agreement, rather than such headings, shall control.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

          (e) Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, the day and year first above written.

                                  EA Industries, Inc.


                                  By:__________________________ (PLEDGOR) (SEAL)


                                  Ace Foundation, Inc.


                                  By:__________________________ (PLEDGEE) (SEAL)


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Notes to Draftsman

     (1) This form of Agreement includes provisions for possible utilization of an Escrow Agent to hold the pledged securities. If an Escrow Agent is used, the Agreement provides that the Escrow Agent is holding the securities on behalf of the Pledgee, which is necessary to assure perfection of the security interest. If the Pledgee is to hold the securities directly, then all references to the Escrow Agent should be deleted.

     (2) The Agreement contains provisions which are relevant only if obligations of one of the Corporations, as defined, are being secured by the Pledgor. Those references to the Corporation should be deleted if Corporation debt is not being secured. Those references appear, for example, in Paragraph 3, clauses (iii) and (iv); Paragraph 9, clauses (i), (iii), (iv); and Paragraph 14.

     (3) At certain locations within the Agreement references are made to "the Note" on the assumption that the Obligation, as defined, or a principal portion of the Obligation, consists of a Note. The references should be deleted if there is no Note.

     (4) Paragraph 5A (which, of course, will be renumbered if the clause is retained) grants the Pledgee the right to transfer the pledged securities to its own name or the name of a nominee. It will be an unusual situation in which the Pledgor will agree to this, unless, at least, the Pledgee is an institution, and frequently not even in that case. It is worth considering, however, because the transfer of record assures that all dividends and other distributions and notices with respect to the pledged shares will be received by the Pledgee or the Escrow Agent.


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